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                                                                     Exhibit 8.1

[KIRKLAND & ELLIS LLP AND AFFILIATED PARTNERSHIPS LOGO]


                             200 East Randolph Drive
                             Chicago, Illinois 60601

                                   312 861-2000                      Facsimile:
                                                                    312 861-2200
                                www.kirkland.com


                               September 15, 2004


Gundle/SLT Environmental, Inc.
and each of the Guarantors set forth below
19103 Gundle Road
Houston, Texas 77073

     Re:    REGISTRATION STATEMENT ON FORM S-4, REGISTRATION NO. 333-118278

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to Gundle/SLT Environmental, Inc., a Delaware corporation (the "Issuer"), GSE Lining Technology, Inc., a Delaware corporation ("GSE Lining"), GSE International, Inc., a Delaware corporation ("GSE International"), and GSE Clay Lining Technology Co., a South Dakota general partnership ("GSE Clay," and together with GSE Lining and GSE International, the "Guarantors," and the Guarantors, together with the Issuer, are hereinafter referred to as the "Registrants"), in connection with the proposed registration by the Issuer of $150,000,000 in aggregate principal amount of the Issuer's 11% Senior Notes due 2012, Series B (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-118278) filed with the Securities and Exchange Commission (the "Commission") on August 16, 2004, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Exchange Notes are to be issued pursuant to an indenture (as supplemented and amended by that certain supplemental indenture dated May 18, 2004, and as further amended and supplemented from time to time, the "Indenture"), dated as of May 18, 2004, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee. The Exchange Notes are to be issued in exchange for and in replacement of the Issuer's outstanding 11% Senior Notes due 2012 (the "Old Notes"), of which $150,000,000 in aggregate principal amount is outstanding.

     You have requested our opinion as to certain United States federal income tax consequences of participating in the exchange offer for Exchange Notes described in the Registration Statement.


London      Los Angeles      New York       San Francisco       Washington, D.C.

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Gundle/SLT Environmental, Inc.
and each of the Guarantors set forth below
September 15, 2004
Page 2

     On the basis of the foregoing, it is our opinion that the exchange of the Old Notes for the Exchange Notes pursuant to the exchange offer will not be treated as a taxable "exchange" for United States federal income tax purposes because the Exchange Notes do not differ materially in kind or extent from the Old Notes. The Exchange Notes received by a holder of Old Notes will be treated as a continuation of the Old Notes in the hands of such holder and, as a result, there will be no federal income tax consequences to such holder as a result of such holder's exchange of Old Notes for Exchange Notes.

     The opinion set forth above is based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities, all of which are subject to change, possibly with retroactive effect.

     Unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any federal income tax matter other than those discussed in the Registration Statement under the caption "Certain U.S. federal income tax considerations."

     We hereby consent to the filing of this opinion with the commission as
Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                 Very truly yours,

                                 /s/ Kirkland & Ellis LLP

                                 Kirkland & Ellis LLP